Exhibit 10.24

CORCEPT THERAPEUTICS INCORPORATED

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of March 14, 2008 (the “Effective Date”), by and among Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser”.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance of 8,923,210 shares of its Common Stock, par value $0.001 per share (the “Common Stock”) and warrants in the form of Exhibit B hereto (the “Warrants”) to purchase an aggregate of 4,461,599 shares of Common Stock (each a “Warrant” and collectively the “Warrants”), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.” The Shares and the Warrants are referred to collectively as the “Securities”.

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

2.1 Sale of Securities. At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, (a) the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $2.77 per Share and (b) a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers (such shares of Common Stock, the “Underlying Shares”), which Warrant shall have an exercise price equal to $2.77 per Underlying Share, and which Warrant shall have a purchase price equal to $0.125 per Underlying Share.

2.2 Separate Agreement. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Securities that appear on the Schedule of Purchasers that relate to such Purchaser. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Securities to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Securities such other Purchasers have agreed to purchase.

SECTION 3. CLOSING AND DELIVERY.

3.1 Closing. The closing of the purchase and sale of the Securities (which Securities are set forth in the Schedule of Purchasers) pursuant to this Agreement (the “Closing”) shall be held on March 28, 2008 at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchasers. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2 Issuance of the Securities at the Closing. At the Closing, the Company shall issue to each Purchaser (a) stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at such Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares and (b) a Warrant registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Underlying Shares as set forth in the Schedule of Purchasers. The name(s) in which the stock certificates and Warrant are to be issued to each Purchaser are set forth in the Investor Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix I and II (the “Investor Questionnaire” and the “Selling Stockholder Questionnaire”, respectively), as completed by each Purchaser, which shall be provided to the Company no later than the Closing Date. The stock certificates and Warrants shall be delivered to each Purchaser promptly following the Closing Date, but in any event within 10 business days following the Closing Date.

3.3 Delivery of the Registration Rights Agreement. At the Closing, the Company and each Purchaser shall execute and deliver the Registration Rights Agreement in the form attached hereto as Appendix III (the “Registration Rights Agreement”), with respect to the registration of the Shares and the Underlying Shares under the Securities Act of 1933, as amended (the “Securities Act”).

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”), the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1 Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries or equity interest in any other entity.

4.2 Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, the Warrant, the Registration Rights Agreement and the Management Rights Agreement (as defined below and collectively, the “Transaction Documents”), sell and issue the Securities and carry out and perform all of its obligations under the Transaction Documents. Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws. The execution and delivery of the Transaction Documents do not, and the performance of the Transaction Documents and the compliance with the provisions of the Transaction Documents and the issuance, sale and delivery of the Securities and the Underlying Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule (including federal and state securities laws and the rules and regulations of the NASDAQ Capital Market (the “Principal Market”)) applicable to the Company or regulation or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other material agreement or instrument to which the Company is a party or any of its properties is subject.

4.3 Issuance and Delivery of the Securities. The Securities have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Underlying Shares have been duly authorized and, upon exercise of the Warrants in accordance with their terms, including payment of the exercise price therefore, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Securities is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

4.4 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

4.5 Capitalization. All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of 140,000,000 shares of common stock and 10,000,000 shares of undesignated Preferred Stock. As of the Effective Date, there are no shares of Preferred Stock issued and outstanding and there are 39,549,954 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are 3,975,936 shares of Common Stock reserved for issuance pursuant to options outstanding on such date pursuant to the Company’s 2000 Stock Option Plan and 2004 Equity Incentive Plan. There are 1,591,636 shares of Common Stock available for future issuance under the Company’s 2004 Equity Incentive Plan and no shares of Common Stock available for future issuance under the Company’s 2000 Stock Option Plan. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. The issuance of Common Stock or other securities pursuant to any provision of this Agreement or the Warrant will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights. Except as disclosed in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act. There are no securities or instruments containing anti-dilution provisions that will be triggered by the issuance of the Securities or the Underlying Shares. The Company has made available upon request of the Purchasers, a true, correct and complete copy of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

4.6 Litigation. There are no legal or governmental actions, suits or other proceedings pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Company Material Adverse Effect.

4.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement except for (a) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the approval by the Principal Market of the listing of the Shares and the Underlying Shares and (c) the filing of one or more registration statements and all amendments thereto with the Commission as contemplated by the Registration Rights Agreement.

4.8 No Default or Consents. Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Securities and the Underlying Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the Certificate of Incorporation or the Bylaws, except in each case as would not cause, either individually or in the aggregate, a Company Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.

4.9 No Material Adverse Change. Since December 31, 2006, except as disclosed in the SEC Documents, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements for the year ended December 31, 2006, except changes which have not had, either individually or in the aggregate, a Company Material Adverse Effect.

4.10 No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act in connection with the offer or sale of the Securities.

4.11 No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the

Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

4.12 Board of Directors. The Company shall take all necessary acts to have one designee (the “Longitude Capital Board Member”) of Longitude Venture Partners, L.P. (“Longitude Capital”) nominated for election to the Company’s Board of Directors, in all cases subject to compliance with relevant Nasdaq rules and regulations and subject to the approval of such nominees by the Nominating and Corporate Governance Committee of the Board of Directors. If the Nominating and Corporate Governance Committee of the Board of Directors does not approve any proposed Longitude Capital Board Member, Longitude Capital shall be entitled to propose another candidate who shall be reasonably acceptable to the Company and the Nominating and Corporate Governance Committee of the Board of Directors. The Company hereby agrees that Patrick G. Enright will be elected to the Board as the Longitude Capital Board Member coincident with the Closing. The Company shall use its best efforts, including preparation of proxy materials and solicitation of the Company’s stockholders, to have the Longitude Capital Board Member elected whenever its board seat comes up for election or for reelection. The Company’s obligations under this Section 4.12 with respect to the Longitude Capital Board Member shall terminate in their entirety if at any time Longitude Capital beneficially owns less than 5% of the Company’s issued and outstanding Common Stock (including shares of Common Stock issuable upon exercise of Warrants), and in such case, the Longitude Capital Board Member shall resign from the Board effective immediately.

4.13 Sarbanes-Oxley Act. To the knowledge of the executive officers of the Company, the Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof.

4.14 Patents and Trademarks. To the knowledge of the executive officers of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in the SEC Documents, neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Documents, to the knowledge of the executive officers of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.15 Listing and Maintenance Requirements. Except as specified in the SEC Documents and the Schedule of Exceptions, the Company has not, in the two years preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. Except as disclosed in the SEC Documents and the Schedule of Exceptions, the Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock. The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the Principal Market and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Securities.

4.16 Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. To the knowledge of the executive officers of the Company, all due diligence materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the SEC Documents, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.17 Contracts. (a) Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Reports or to be filed as an exhibit to the SEC Reports under the Securities Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.

(b) The Material Contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws.

4.18 Properties and Assets. The Company has good and marketable title to all the properties and assets described as owned by it in the Company’s consolidated financial statements, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases. The Company owns or leases all such properties as are necessary to its operations as now conducted.

4.19 Compliance. The Company has not been advised, nor does it have any reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Company Material Adverse Effect.

4.20 Taxes. The Company has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company does not have any knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Company Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

4.21 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.22 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.23 Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for businesses, including, but not limited to, Directors’ and Officers’ liability insurance and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.24 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares or the Underlying Shares.

4.25 Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to posses currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Company Material Adverse Effect.

4.26 Internal Control over Financial Reporting; Sarbanes-Oxley Matters. The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder. To the best of the Company’s knowledge, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

4.27 Foreign Corrupt Practices. The Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.28 Employee Relations. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

4.29 ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

5.1 Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a) Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Securities.

(b) Purchaser is acquiring the Securities pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5.1(c).

(c) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d) Purchaser has, in connection with its decision to purchase the Securities, relied with respect to the Company and its affairs solely upon the SEC Documents and the representations and warranties of the Company contained herein.

(e) Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(f) Purchaser has full right, power, authority and capacity to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement. Upon the execution and delivery of this Agreement and the Registration Rights Agreement by Purchaser, this Agreement and the Registration Rights Agreement shall each constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws.

(g) Purchaser is not a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (a “registered broker-dealer”) and is not affiliated with a registered broker dealer. Purchaser is not party to any agreement for distribution of any of the Securities.

(h) The Purchaser shall have completed or caused to be completed and delivered to the Company at no later than the Closing Date, the Investor Questionnaire and the Selling Stockholder Questionnaire for use in preparation of the Registration Statement, and the answers to the Investor Questionnaire and the Selling Stockholder Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Closing Date and the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

5.2 Purchaser represents, warrants and covenants to the Company that Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the Securities of the Company subsequent to September 30, 2007, except as set forth in filings made with the Commission pursuant to Section 16 of the Exchange Act. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company’s Common Stock prior to the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative).

5.3 Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.4 Legends. It is understood that the Shares and the Underlying Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

It is understood that the Warrants may bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER

THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

In addition stock certificates representing the Securities or the Underlying Shares may contain:

(a) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

(b) Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Securities or Underlying Shares hereunder.

(c) A legend regarding affiliate status, if applicable.

5.5 Restricted Securities. Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 6. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Securities and deliver Securities to each Purchaser, individually, as set forth in the Schedule of Purchasers at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1 Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers; provided, that the Company may accept a secured promissory note from Paperboy Ventures LLC in lieu of wire transfers.

6.2 Representations and Warranties. The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date.

6.3 Receipt of Executed Documents. Such Purchaser shall have executed and delivered to the Company the Registration Rights Agreement, the Investor Questionnaire and the Selling Stockholder Questionnaire.

6.4 Nasdaq Approval. The Shares and the Underlying Shares shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

SECTION 7. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Securities and to pay for the Securities shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date.

7.2 Receipt of Executed Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement.

7.3 Legal Opinion. The Purchasers shall have received an opinion of Latham & Watkins LLP, special counsel to the Company, substantially in the form set forth in Appendix IV hereto.

7.4 Certificate. Each Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial or Accounting Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

7.5 Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware.

7.6 Management Rights Agreement. The Company shall have executed and delivered to the Purchasers the Management Rights Agreement in a form satisfactory to Longitude Capital.

7.7 Nasdaq Approval. The Shares and the Underlying Shares shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

SECTION 8. BROKER’S FEE.

The Company and each Purchaser (severally and not jointly) hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Securities, and shall indemnify each other for any such fees for which they are responsible.

SECTION 9. INDEMNIFICATION.

9.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 6 above respecting sale of the Securities (including the Warrant Shares), or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

9.2 Indemnification by Investors. Each Purchaser shall severally, and not jointly, indemnify and hold harmless the other Purchasers and the Company, each of its directors, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 6.3 above respecting the sale of the Securities (including the Warrant Shares) unless such failure by such Purchaser is directly caused by the Company’s failure to provide written notice of a Suspension to such Purchaser or (ii) the inaccuracy of any representation made by such Purchaser herein, in each case to the extent, and will reimburse the Company, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

SECTION 10. DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE.

As long as a Longitude Capital Board Member is a member of the Board of Directors of the Company, the Company shall use its reasonable best efforts to obtain and keep Directors’ and Officers’ liability insurance in an amount reasonably acceptable to Longitude Capital to the extent such coverage is available on terms that are commercially acceptable to the Company’s Board of Directors and consistent with industry practice.

SECTION 11. ACCESS TO INFORMATION.

From the date hereof until the Closing, the Company will make reasonably available to the Purchasers’ representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

SECTION 12. USE OF PURCHASERS’ NAMES.

Except as otherwise required by applicable law or regulation, the Company shall not use the Purchasers’ names or the name of any of their affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the applicable Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.

SECTION 13. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)	if to the Company, to:

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

Attention: Chief Executive Officer Facsimile: (650) 327-3218

E-Mail: mar2008pipe@corcept.com

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Alan C. Mendelson Facsimile: (650) 463-4693

E-Mail: alan.mendelson@lw.com

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b) if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 14. MISCELLANEOUS.

14.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Securities.

14.2 Purchasers’ Rights under Alternative Transactions. If the Company receives a proposal (an “Alternative Proposal”) to enter into any agreement or commitment with respect to the purchase of, or the sale or transfer or issuance (whether by merger, consolidation or otherwise) of, (i) any shares of capital stock of the Company or another entity organized by affiliates of the Company or any securities convertible into or exchangeable for any such stock for the primary purpose of raising capital, or (ii) all or substantially all of the assets, or any material assets, of the Company or any subsidiary thereof, and the Company’s Board of Directors, in exercising its fiduciary duties under applicable law (including but not limited to the General Corporation Law of the State of Delaware), determines not to consummate the transactions contemplated by this Agreement, the Company shall endeavor to negotiate with the Purchasers, for a period not to exceed 10 days, a new transaction with the Purchasers that is comparable to such Alternative Proposal; provided, that in any event, the Purchasers representing a majority of the shares of Common Stock subject to this Agreement shall be entitled to compel the Company to consummate the transactions contemplated by this Agreement.

14.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

14.8 Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

14.9 Payment of Fees and Expenses.

(a) On the Closing Date, the Company shall reimburse each Purchaser for all expenses such Purchaser has incurred in connection with this Agreement and the transactions contemplated hereby, including consulting and reasonable legal fees, up to a maximum aggregate amount equal to $95,000; provided, however, that the Company agrees to reimburse Longitude Capital for all expenses reasonably incurred in connection with the formation of an escrow account to facilitate the Closing, which expenses shall not be included in the calculation of the maximum aggregate expenses for purposes of this Section 14.9(a).

(b) Subject to the provisions of Section 14.9(a) above, each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ Joseph K. Belanoff
Name:	Joseph K. Belanoff
Title:	Chief Executive Officer

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

PURCHASERS:

Longitude Venture Partners, L.P., a Delaware limited partnership		The 2008 Cook Grantor Retained Annuity Trust
By: Longitude Capital Partners, LLC
Its: General Partner

By:	/s/ Patrick Enright	By:	/s/ Joseph C. Cook, III
Name:	Patrick Enright	Name:	Joseph C. Cook, III
Title:	Managing Member	Title:	Trustee

David L Mahoney & Winnifred C. Ellis 1998 Family Trust		James N. & Pamela Wilson Trust

By:	/s/ David L. Mahoney	By:	/s/ James Wilson
Name:	David L. Mahoney	Name:	James Wilson
Title:	Trustee	Title:	Trustee

Alta BioPharma Partners II, L.P.		Alta Embarcadero BioPharma Partners II, LLC

By:	/s/ Alix Marduel	By:	/s/ Alix Marduel
Name:	Alix Marduel	Name:	Alix Marduel
Title:	Managing Director	Title:	Manager

Sutter Hill Ventures, a California Limited Partnership		G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of the Baker Revocable Trust U/A/D 2/3/03

By:	/s/ G. Leonard Baker, Jr.	By:	/s/ G. Leonard Baker, Jr.
Name:	G. Leonard Baker, Jr.	Name:	G. Leonard Baker, Jr.
Title:	Managing Director of the General Partner	Title:	Trustee

Saunders Holdings, L.P.		Tench Coxe and Simone Otus Coxe, Co-Trustees of the Coxe Revocable Trust U/A/D 4/23/98

By:	/s/ G. Leonard Baker, Jr.	By:	/s/ Tench Coxe*
Name:	G. Leonard Baker, Jr.	Name:	Tench Coxe
Title:	General Partner	Title:	Trustee

Gregory P. Sands and Sarah J.D. Sands as Trustees of Gregory P. and Sarah J.D. Sands Trust Agreement dated 2/24/99		Tallack Partners, L.P.

By:	/s/ Gregory P. Sands*	By:	/s/ James C. Gaither*
Name:	Gregory P. Sands	Name:	James C. Gaither
Title:	Trustee	Title:	General Partner

James N. White and Patricia A. O’Brien as Trustees of the White Family Trust U/A/D 4/3/97		Jeffrey W. Bird and Christina R. Bird as Trustees of Jeffrey W. and Christina R. Bird Trust Agreement dated 10/31/00

By:	/s/ James N. White*	By:	/s/ Jeffrey W. Bird*
Name:	James N. White	Name:	Jeffrey W. Bird
Title:	Trustee	Title:	Trustee

1

Ronald Daniel Bernal and Pamela Mayer Bernal as Trustees of Bernal Family Trust U/D/T 11/3/95		Michael I. Naar and Diane J. Naar as Trustees of Naar Family Trust U/A/D 12/22/94

By:	/s/ Ronald D. Bernal*	By:	/s/ Diane J. Naar*
Name:	Ronald D. Bernal	Name:	Diane J. Naar
Title:	Trustee	Title:	Trustee

Robert Yin and Lily Yin as Trustees of Yin Family Trust dated March 1, 1997		Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Rollover)

By:	/s/ Robert Yin	By:	/s/ Vicki M. Bandel
Name:	Robert Yin	Name:	Vicki M. Bandel
Title:	Trustee	Title:	Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne B. Graw (Rollover)		Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover)

By:	/s/ Vicki M. Bandel	By:	/s/ Vicki M. Bandel
Name:	Vicki M. Bandel	Name:	Vicki M. Bandel
Title:	Assistant Vice President & Trust Officer	Title:	Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H Younger, Jr.		Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Sherryl W. Casella

By:	/s/ Vicki M. Bandel	By:	/s/ Vicki M. Bandel
Name:	Vicki M. Bandel	Name:	Vicki M. Bandel
Title:	Assistant Vice President & Trust Officer	Title:	Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson		Paperboy Ventures, LLC

By:	/s/ Vicki M. Bandel	By:	/s/ Anthony C. Garland
Name:	Vicki M. Bandel	Name:	Anthony C. Garland
Title:	Assistant Vice President & Trust Officer	Title:	CFO & Managing Director

VP Company Investments 2008, LLC		Alan C. and Agnes B. Mendelson Family Trust

By:	/s/ Alan C. Mendelson	By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson	Name:	Alan C. Mendelson
Title:	Member of Management Committee	Title:	Trustee

Vaughn Bryson		Roy M. Barbee

By:	/s/ Vaughn D. Bryson	By:	/s/ Roy M. Barbee
Name:	Vaughn D. Bryson	Name:	Roy M. Barbee

Douglas G & Irene E. DeVivo Rev. Trust		Black Point Group LP

By:	/s/ Douglas G. DeVivo	By:	/s/ Benjamin Shaw
Name:	Douglas G. DeVivo	Name:	Benjamin Shaw
Title:	Trustee	Title:	Partner

Bruce Hardy McLain

By:	/s/ Bruce Hardy McLain
Name:	Bruce Hardy McLain
Title:	Managing Partner

*	signed by Robert Yin Under Power of Attorney

2

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Number of Shares	Aggregate Purchase Price of Shares	Number of Warrants	Aggregate Purchase Price of Warrants
Longitude Venture Partners, L.P.	3,530,450	$9,779,347	1,765,225	$220,653
The 2008 Cook Grantor Retained Annuity Trust	176,522	$488,967	88,261	$11,033
David L Mahoney & Winnifred C. Ellis 1998 Family Trust	70,609	$195,587	35,304	$4,413
James N. & Pamela Wilson Trust	35,304	$97,793	17,652	$2,207
Alta BioPharma Partners II, L.P.	1,045,921	$2,897,201.34	522,960	$65,370.00
Alta Embarcadero BioPharma Partners II, LLC	13,214	$36,602.78	6,607	$825.88
Sutter Hill Ventures, a California Limited Partnership	693,118	$1,919,936.86	346,559	$43,319.88
G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of the Baker Revocable Trust U/A/D 2/3/03	335,393	$929,038.61	167,696	$20,962.00
Saunders Holdings, L.P.	105,914	$293,381.78	52,957	$6,619.63
Tench Coxe and Simone Otus Coxe, Co-Trustees of the Coxe Revocable Trust U/A/D 4/23/98*	147,743	$409,248.11	73,871	$9,233.88
Gregory P. Sands and Sarah J.D. Sands as Trustees of Gregory P. and Sarah J.D. Sands Trust Agreement dated 2/24/99	17,940	$49,693.80	8,970	$1,121.25
Tallack Partners, L.P.	17,574	$48,679.98	8,787	$1,098.38
James N. White and Patricia A. O’Brien as Trustees of the White Family Trust U/A/D 4/3/97	17,233	$47,735.41	8,616	$1,077.00
Jeffrey W. Bird and Christina R. Bird as Trustees of Jeffrey W. and Christina R. Bird Trust Agreement dated 10/31/00	15,518	$42,984.86	7,759	$969.88
Ronald Daniel Bernal and Pamela Mayer Bernal as Trustees of Bernal Family Trust U/D/T 11/3/95	2,684	$7,434.68	1,342	$167.75
Michael I. Naar and Diane J. Naar as Trustees of Naar Family Trust U/A/D 12/22/94	114	$315.78	57	$7.13
Robert Yin and Lily Yin as Trustees of Yin Family Trust dated March 1, 1997	271	$750.67	135	$16.88
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Rollover)	579	$1,603.83	289	$36.13

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Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne B. Graw (Rollover)	806	$2,232.62	403	$50.38
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover)	6,151	$17,038.27	3,075	$384.38
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H Younger, Jr.	115,691	$320,464.07	57,845	$7,230.63
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Sherryl W. Casella	2,938	$8,138.26	1,469	$183.63
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson	109,036	$302,029.72	54,518	$6,814.75
Paperboy Ventures, LLC	2,118,270	$5,867,608	1,059,135	$132,392
VP Company Investments 2008, LLC	8,826	$24,448.37	4,413	$552
Alan C. and Agnes B. Mendelson Family Trust	8,826	$24,448.37	4,413	$552
Vaughn Bryson	70,609	$195,587	35,304	$4,413
Roy M. Barbee	105,913	$293,380	52,956	$6,620
Douglas G & Irene E. DeVivo Rev. Trust	35,304	$97,793	17,652	$2,207
Black Point Group LP	88,261	$244,484	44,130	$5,516
Bruce Hardy McLain	26,478	$73,345	13,239	$1,655

4